U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
August 3, 2004

SITEWORKS, INC.

Florida	58 -259 0047
(STATE OR OTHER JURISDICTION OF	(I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)	IDENTIFICATION NO.)

2534 N Miami Ave, Miami Florida	33127
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(305) 573 9339
ISSUER’S TELEPHONE NUMBER, INCLUDING AREA CODE

  ITEM 4. Changes in Registrant’s Certifying Accountant

  Contact: C Nurse 305 573 9339

  C M Nurse
  Email: *info@siteworks-inc.com

  Site Works, Inc. retains Bagell Josephs & Company, LLC
  to complete its 2002 and 2003 audit.

  Miami, FL-Site Works Inc (NQB: SRKS) has announced the company has -retained the services of Bagell Josephs & Company, LLC to redo its 2002 and 2003 audits.

  The audits are not expected to differ significantly from a previously completed audit

  It is expected that the audit will be completed by the end of August . Management expects that with this audit and the filing of the quarterly reports, SiteWorks Inc will be eligible for the OTB BB listing later this year.

  Site Works, Inc is a Florida company engaged in the business of total site and built environment solutions. The company’s core business is the construction of semi custom housing developments and middle-income multifamily buildings. Site-Works, Inc also performs construction management and general construction services. Other services provided include the marketing and distribution of innovative construction related and other technology products.

  Statements contained in this press release that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the current views of management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected, or described pursuant to similar expressions.

Date: August 3, 2004	/s/	C. Michael Nurse
Chief Executive Officer
Chief Financial Officer